FOR FURTHER INFORMATION CONTACT:         SUBJECT:
Jon D. Sorenson                          St. Francis Capital Corporation To
Chief Financial Officer                  Restate Year-End Results
(414) 486-8700


Release Time: 1:00 p.m. central on November 13, 1997

Brookfield, WI - November 13, 1997....... St. Francis Capital Corporation

(NASDAQ: STFR) today announced that it plans to restate its previously reported results of operations for the twelve months ended September 30, 1997 as a result of certain declines in fair value judged to be other than temporary on four of its private issue mortgage-backed securities.  The restatement will reduce the Company's twelve month earnings by $3.4 million pre-tax or $2.0

million after-tax.   Earnings per share for the twelve months ended September

30, 1997 will be $2.20 compared to the previously reported $2.57.  The Company intends to file an amended Form 10-Q for the three months ended June 30, 1997 reflecting the effects of the restatement on that quarter, and the remainder of the effects of the restatement will be reflected in the Company's financial results for the three months ended September 30, 1997.

     As a result of updated default, severity and delinquency data on certain of its private issue mortgage-backed securities published and received subsequent to the October 31, 1997 press release of the Company's three and twelve month results, and the resulting discovery of an error in the Company's impairment analysis of these issues for the third and fourth quarter of fiscal

1997, the Company now believes that four of its private issue mortgage-backed securities, two of which are currently rated "A" and the other two which are currently rated "BBB", were impaired at September 30, 1997.  Therefore, in accordance with generally accepted accounting principles, these securities were written down to fair value and any impairment loss must flow through the

Company's income statement.  Prior to the restatement, the Company's cost basis in these securities was $12.5 million.  The impairment loss will result in a new cost basis of $9.1 million from these four issues.  "We are currently implementing additional measures designed to insure that potential impairment situations in our securities portfolio will be uncovered and monitored at an earlier stage of development," stated Thomas R. Perz, President and CEO of the Company.  "With the increasing sophistication of analysis techniques, as well as more detailed information relating to the specific portfolios behind many of the mortgage-backed securities pools becoming increasingly available,

we will continue to strive to ascertain impairment issues early on."

     The four issues under impairment are private issue mortgage-backed securities backed by single-family loans relating to properties located primarily in California.  The underlying loans have experienced significant delinquencies and foreclosures and the Company learned that recoveries on these loans were less than previously realized and that the various subordinate and cash positions within the mortgage-backed structures may no longer protect the

Company's position in the securities.  The Company has written down the securities to fair value which is a level where the remaining cash flows should provide a return at a market rate of interest income on the remaining cost basis.  In November, the largest of the issues, which was carried at $8.8 million, was sold at the adjusted carrying value.

     As stated in the earlier press release, the Board of Directors of the

Company has authorized the repurchase of up to 10% of the Company's outstanding stock, or approximately 523,000 shares, in open market transactions.  The

Company intends to commence the consideration for repurchases under this program on November 18, 1997.  Mr. Thomas R. Perz, President and Chief

Executive Officer of the Company, stated, "We continue to believe that the repurchase of shares can enhance shareholder value by increasing earnings per share of the remaining shares."

     St. Francis Capital Corporation, with $1.7 billion in assets is the holding company for St. Francis Bank, F.S.B.  The Company operates 23 offices in Milwaukee, Waukesha, Ozaukee, Washington, Walworth and Kenosha counties.

ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
Financial Highlights (Dollars in thousands, except per share data)
--------------------------------------------------------------------------------

                                                          Twelve months ended
                                                             September 30,
                                                          1997        1996
                                                        ----------  ----------
OPERATING DATA:



Interest Income:
    Loans                                                  $57,601       $47,512
    Mortgage-backed and related securities                  43,266        39,163
    Other                                                    7,279         5,422
                                                         -----------------------
      Total interest income                                108,146        92,097
Interest Expense:

    Deposits                                                47,442        37,610
    Advances and other borrowings                           21,921        18,803
                                                        ------------------------
      Total interest expense                                69,363        56,413
                                                        ------------------------
Net interest income before provision for loan losses        38,783        35,684
Provision for loan losses                                    1,280         1,300
                                                        ------------------------
Net interest income                                         37,503        34,384
                                                        ------------------------
Other Operating Income:
    Loan servicing and related fees                          1,813         1,258
    Depository fees and service charges                      2,159         1,451
    Gain on sale of securities, net                          1,289         3,311
    Impairment loss on mortgage-backed securities           (3,400)            -
    Gain on sales of mortgage loans held for sale            1,562         1,057
    Trading securities gains and committment fees, net         726           109
    Gain (loss) on foreclosed properties                       (22)          865
    Income from affordable housing                           3,363         1,899
    Other income                                             1,172           664
                                                        ------------------------
      Total other operating income                           8,662        10,614
                                                        ------------------------
General and Administrative Expenses:
    Compensation and employee benefits                      15,564        13,242
    Office building expenses                                 2,551         2,106
    Furniture and equipment expenses                         2,466         1,874
    Federal deposit insurance premiums                         742         5,641
    Data Processing                                          1,574         1,317
    Advertising/Promotion                                    1,351         1,470
    Affordable housing expenses                              3,901         2,156
    Goodwill amortization                                      834           445
    Other general and administrative expenses                3,920         3,371
                                                        ------------------------
      Total general and administrative expenses             32,903        31,622
                                                        ========================

Income before income tax expense                            13,262        13,376
Income tax expense                                           1,544         2,911
                                                        ------------------------
Net income                                                 $11,718       $10,465
                                                        ========================
Earnings per share                                           $2.20         $1.82

Return on average equity                                     9.17%         7.81%
Return on average assets                                     0.77%         0.82%
Net interest margin                                          2.73%         2.97%
Net interest spread                                          2.45%         2.56%
Other operating income to average assets                     0.57%         0.83%
G&A expenses to average assets                               2.16%         2.47%
Efficiency ratio (excludes special FDIC assessment)         66.40%        63.90%
Effective tax rate                                          11.64%        21.76%

ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
Financial Highlights (Dollars in thousands, except per share data)



-------------------------------------------------------------------------------------

                                                       September 30,     September 30,
                                                           1997              1996
                                                       -------------    --------------
FINANCIAL CONDITION:


Cash and cash equivalents                                   $42,858          $22,459
Trading account securities                                        0                0
Mortgage-backed and related securities
available for sale                                          620,716          519,766
Other assets available for sale                              80,877           80,583
Debt and equity securities                                    3,833            6,215
Mortgage-backed and related securities                       66,849           68,392
Loans receivable, net                                       712,875          610,699
Federal Home Loan Bank stock                                 20,843           19,063
Real estate held for investment                              51,476           36,865
Foreclosed properties                                           416               80
Goodwill                                                     14,821            5,834
Other assets                                                 45,085           34,160
                                                         ---------------------------
    Total Assets                                         $1,660,649       $1,404,116
                                                         ===========================

Deposits                                                 $1,087,136         $877,684
Advances and other borrowings                               420,228          375,034
Other liabilities                                            24,755           26,219
                                                         ---------------------------
    Total Liabilities                                     1,532,119        1,278,937
                                                         ---------------------------

Shareholders'equity                                         128,530          125,179
                                                         ---------------------------
    Total Liabilities and Shareholders' Equity           $1,660,649       $1,404,116
                                                         ===========================

Shareholders' equity to total assets                          7.74%            8.92%
Book value per share                                         $24.54           $23.12

-------------------------------------------------------------------------------------
ASSET QUALITY INFORMATION:                               September 30,    September 30,
                                                             1997             1996
                                                         -------------     -----------

Non-performing loans                                         $2,995           $3,890
Foreclosed properties                                           416               80
                                                         ---------------------------
    Non-performing assets                                    $3,411           $3,970
                                                         ===========================

Allowance for loan losses                                    $6,202           $5,217
Non-performing loans to gross loans                           0.38%            0.58%
Non-performing assets to total assets                         0.21%            0.28%
Allowance for loan losses to gross loans                      0.79%            0.78%
Allowance for loan losses to non-performing                 207.08%          134.11%
  loans

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